Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 7TH ANNUAL WEDBUSH MORGAN CALIFORNIA DREAMIN’ CONFERENCE

CHESAPEAKE, Va. - December 5, 2006 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will participate in the 7th Annual Wedbush Morgan California Dreamin’ Conference, being held on December 6 - 7, at The Fairmont Miramar Hotel in Santa Monica, California. Dollar Tree’s presentation is scheduled for Thursday, December 7, at approximately 9:30 am PST. Kent Kleeberger, the Company’s Chief Financial Officer, will discuss Dollar Tree’s business and growth plans. A live audio-only web cast of the Company’s presentation at the Wedbush Morgan conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm. A replay will be available within 24 hours of the presentation and can be accessed at the same location. This replay will be available until midnight December 12, 2006.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

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